Exhibit 99.3

MOTHERS WORK, INC.

CONTACT:	Edward M. Krell
Chief Operating Officer &
Chief Financial Officer
(215) 873-2220

For Immediate Release

MOTHERS WORK ANNOUNCES APPOINTMENT

OF LISA HENDRICKSON AS NEW CHIEF MERCHANDISING OFFICER

Philadelphia, PA, January 24, 2008 – Mothers Work, Inc. (Nasdaq: MWRK), the world’s leading maternity apparel retailer, today announced that Lisa Hendrickson, the Company’s current Vice President  of Design and Acting Senior Vice President of Merchandising, has been promoted to the position of Chief Merchandising Officer.  Ms. Hendrickson has over twenty years of apparel design/merchandising experience and has served as Acting Senior Vice President of Merchandising of the Company since November 2007, and as Vice President of Design of the Company since June 2006.  Ms. Hendrickson previously served as the Design Director of the Company’s Motherhood Maternity® brand from February 1998 to May 2006.  From July 1985 to February 1998, Ms. Hendrickson served in a variety of apparel design positions performing various merchandising activities including creating private label product lines for several leading apparel retailers.

Rebecca Matthias, the Company’s President and Chief Creative Officer, stated, “We are thrilled to have Lisa assume the role of Chief Merchandising Officer and believe she is the right person to maintain and improve upon Mothers Work’s position as the market leader in the maternity apparel business.  Having been with Mothers Work for the past ten years, Lisa is intimately knowledgeable about our business and the needs of the maternity apparel customer.  Lisa has brought a great deal to our Company during her time with us and we look forward to big things from her as she assumes this new role.”

Mothers Work is the world’s largest designer and retailer of maternity apparel, using its custom TrendTrack™ merchandise analysis and planning system as well as its quick response replenishment process to “give the customer what she wants, when she wants it.”  As of December 31, 2007, Mothers Work operates 1,544 maternity locations, including 772 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, Mimi Maternity®, and Destination Maternity®, and sells on the web through its DestinationMaternity.com and brand-specific websites.  In addition, Mothers Work distributes its Oh Baby by Motherhood™ collection through a licensed arrangement at Kohl’s® stores throughout the United States and on Kohls.com.

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The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding expected results of operations, liquidity and financial condition and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors.  The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: our ability to successfully manage our various business initiatives, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing store base, weather, changes in consumer spending patterns, raw material price increases, consumer preferences and overall economic conditions, the impact of competition and pricing, availability of suitable store locations, continued availability of capital and financing, ability to hire and develop senior management and sales associates, ability to develop and source merchandise, ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt prepayments, changes in market interest rates, war or acts of terrorism, and other factors set forth in the Company’s periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.